                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                October 21, 2002
                Date of Report (Date of earliest event reported)



                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


      Nevada                       000-29182                     11-3292094
-------------------            ----------------               ---------------
  (State or other                 (Commission                  (IRS Employer
  jurisdiction of                 File Number)               Identification No.)
   incorporation)

              43-40 Northern Boulevard, Long Island City, NY 11101
               (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (718) 937-3700


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

      We have entered into a Separation and Release Agreement with James R. Wallick, our former President and former member of our Board of Directors, wherein we have settled all matters with Mr. Wallick arising out of his former employment with us and our subsidiaries. In consideration to be bound by the terms of the Agreement, Mr. Wallick will receive, among other things, an aggregate amount of $452,500, an amount approximately equal to that which Mr. Wallick would have been paid for the balance of his employment contract. Consequently, Mr. Wallick will return 4,500 shares of our common stock issued to him in February 2000 and will dismiss, with prejudice, and without an award of costs or attorneys' fees, the complaint previously filed in United States District Court, District of New Jersey, against us.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)             Exhibits

Exhibit 10.92   Separation and Release Agreement dated October 2002.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2002

                                            THE MAJOR AUTOMOTIVE COMPANIES, INC.



                                            By: /s/ Bruce Bendell
                                                Name: Bruce Bendell
                                                Title: President and
                                                       Chief Executive Officer